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                                   EXHIBIT 21

                           CHICAGO RIVET & MACHINE CO.

                         SUBSIDIARIES OF THE REGISTRANT



         The Company's only subsidiary is H & L Tool Company, Inc., which is wholly-owned and is organized in the State of Illinois.













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